UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2014

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place, Suite 850, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On August 5, 2014, Martin F. Roper, President, Chief Executive Officer, and a Director of the Registrant, entered into an individual sales plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, for trading in shares of the Registrant’s Class A Common Stock (a “10b5-1 Plan”), which will go into effect on October 16, 2014. The maximum number of shares that may be sold pursuant to this August 5, 2014 10b5-1 Plan is 240,773 shares, including 150,773 shares that are expected to vest on January 1, 2015 under the option granted to Mr. Roper on January 1, 2008. It is expected that sales of such shares will commence in January 2015. Mr. Roper’s August 5, 2014 10b5-1 Plan also includes up to 90,000 shares covered by Mr. Roper’s previously reported March 11, 2014 10b5-1 Plan, which plan remains effective through October 15, 2014. In the event all or any portion of the 90,000 shares covered by the March 11, 2014 10b5-1 Plan are sold pursuant to and prior to the expiration of such plan, the number of shares included in the August 5, 2014 10b5-1 Plan will be decreased by an equal number of shares.

Additionally, the following officers of the Registrant each entered into a 10b5-1 Plan: William F. Urich, Chief Financial Officer and Treasurer on August 8, 2014; and David L. Grinnell, Vice President – Brewing on August 14, 2014. The maximum aggregate number of shares that may be sold pursuant to these 10b5-1 Plans is 31,689 shares.

The purpose of each 10b5-1 Plan is to provide liquidity and investment diversification. Once executed, transactions under each 10b5-1 Plan will be disclosed publicly through Form 4 and/or Form 144 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.
(Registrant)

Date: August 20, 2014	/s/ Kathleen H. Wade
Kathleen H. Wade
Vice President-Legal & Corporate Secretary
(Signature)*

*Print name and title of the signing officer under his signature.

2